Exhibit 99.1

                      MEDI-HUT ANNOUNCES NEW BOARD MEMBERS

     Wall Township, New Jersey (May 21, 2003): Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") announced today that Salvatore J. Badalamenti, John A. Moore, and Richard E. Otto have joined the Board of Directors of Medi-Hut. Messrs. Badalamenti, Moore and Otto join current members James G. Aaron, Thomas S. Gifford and David L. LaVance.

     Salvatore J. Badalamenti, a Certified Public Accountant and private investor, is the former Chief Financial Officer of Kohlberg, Kravis, Roberts & Co. ("KKR"), the renowned global leveraged buyout firm. During his fourteen year career at KKR, Mr. Badalamenti held the positions of Assistant Controller, Controller and, ultimately, Chief Financial Officer. Prior to his tenure at KKR, Mr. Badalamenti was the Assistant Controller of Odyssey Partners, an investment partnership spun-off from Oppenheimer & Co. Prior thereto, Mr. Badalamenti worked as an auditor for the accounting firm of Ernst & Young LLP (formerly Arthur Young & Co.). Mr. Badalamenti currently serves as a Board member for several non-profit organizations, including Muhlenburg Regional Medical Center, The Plainfield Health Center and The Interfaith Council for the Homeless of Union County. Mr. Badalamenti received a B.S. in Accounting from the University of South Carolina and an M.B.A. in Finance from New York University.

     John A. Moore is the President of Edson Moore Healthcare Ventures ("EMHV"). EMHV owns instruments in eleven public and private companies including FeRx, Acusphere and Cytokine. Mr. Moore has led a diverse career in investment banking, private venture capital and business management. He has been the President and Chief Executive Officer of Optimer, a textile fiber research and marketing company since 1994. Prior thereto, he worked for a number of Wall Street firms including Lehman Brothers and Hambrecht & Quist. Mr. Moore graduated from Rutgers University with a degree in history.

     Richard E. Otto has been the Chief Executive Officer and a director of Corautus Genetics Inc. (CAQ, AMEX) (formerly GenStar Therapeutics Corporation), a publicly traded biopharmaceutical company dedicated to the development of innovative gene therapy products for the treatment of cardio and vascular disease, since the merger of Corautus and Vascular Genetics Inc. on February 5, 2003. Prior to the merger, he served as Chief Executive Officer and a director of Vascular Genetics Inc., a developer of gene therapy for the treatment of severe cardiovascular disease, since January, 2002. From June 1995 through April 1998, he was Chief Executive Officer and director of CardioDynamics International Corporation (CDIC, NASDAQ) a publicly traded company that develops, manufactures and markets noninvasive heart-monitoring devices. Mr. Otto has served as a consultant to the founder of WebMD and as a consultant to the Cardiac Rhythm Management division of St. Jude Medical. His career includes key management positions with Cardiac Pacemakers Inc. (now a Guidant company). Mr. Otto also held positions at Intermedics, Inc., Medtronic Inc., and Eli Lilly and Company. Mr. Otto has served on the Georgia Board of Directors of the Juvenile Diabetes Foundation, and Leukemia Society. Mr. Otto was a semifinalist in the 1997 Entrepreneur of the Year Award for


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the Southern California Region. He received a B.S. in Chemistry from the
University of Georgia.

     David LaVance, Chief Executive Officer of Medi-Hut, commented that: "The wealth of business and public reporting experience by our new board members will facilitate our review of the Company's current business and products, as well as its past and future operational results and financial reporting. I believe that the fresh insight of these gentlemen will allow us to better position the Company to pursue existing and new opportunities that may be available to us."

     Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact:  Tom Gifford
          Chief Financial Officer
          Tel: (732) 919-2799, Ext. 1719; Fax: (732) 919-2798